Exhibit 10.3

October 29, 2020

Fisker Inc.

1850 Francisco Street

Suite B

Torrance, CA 90501

Re: Lock-Up Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Business Combination Agreement and Plan of Reorganization (the “BCA”) entered into by and among Fisker Inc., a Delaware corporation f/k/a Spartan Energy Acquisition Corp. (the “Company”), Spartan Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Fisker Group Inc., a Delaware corporation f/k/a Fisker Inc. (“Fisker”), pursuant to which, among other things, Merger Sub will be merged with and into Fisker on or about the date hereof (the “Merger”), with Fisker surviving the Merger as a wholly owned subsidiary of the Company.

In order to induce the Company to proceed with the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Securityholder”) hereby agrees with the Company as follows:

1. Subject to the exceptions set forth herein, the Securityholder agrees not to, without the prior written consent of the board of directors of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) or any shares of Class B Common Stock, par value $0.0001 per share, of the Company (“Class B Common Stock” and together with Class A Common Stock, collectively, “Common Stock”) held by the Securityholder immediately after the effective time of the Merger, including any shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock, or any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock held by the Securityholder immediately after the effective time of the Merger (“Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) for one hundred eighty (180) days after the closing date of the Merger (the “Lock-Up”). [Thereafter, until the eighteen (18) month anniversary of the closing date of the Merger, subject to the exceptions set forth herein, the Securityholder agrees not to Transfer more than the lesser of (i) such number of Lock-Up Shares resulting in gross proceeds to the Securityholder of $25,000,000 and (ii) 10% of the Lock-Up Shares. Thereafter, until the two (2) year anniversary of the closing date of the Merger, subject to the exceptions set forth herein, the Securityholder agrees not to Transfer more than the number of Lock-Up Shares that, together with any amounts Transferred pursuant to the immediately preceding sentence, would constitute 80% of Lock-Up Shares. The restrictions set forth in this paragraph that are applicable after the Lock-Up are referred to herein collectively as the “Extended Lock-Up.”]

2. The restrictions set forth in paragraph 1 shall not apply to:

(i)	in the case of an entity, Transfers to a stockholder, partner, member or affiliate of such entity;

(ii)

in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers pursuant to a qualified domestic relations order;

(v)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(vi)

the exercise of any options to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(vii)	Transfers to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(viii)

Transfers to the Company pursuant to any contractual arrangement in effect at the effective time of the Merger that provides for the repurchase by the Company or forfeiture of the Securityholder’s Common Stock or options to purchase shares of Common Stock in connection with the termination of the Securityholder’s service to the Company;

(ix)

the entry, by the Securityholder, at any time after the effective time of the Merger, of any trading plan providing for the sale of Common Stock by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-Up [or the Extended Lock-Up that would be in violation of paragraph 1 of this Letter Agreement] and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up;

(x)

a bona fide pledge of Common Stock to a financial institution; provided, however, that no public announcement or filing is voluntarily made or required regarding such pledge during the Lock-Up and the financial institution, upon any foreclosure, must enter into a written agreement, in substantially the form of this Letter Agreement, agreeing to be bound by these Transfer restrictions;

(xi)

transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property;

provided, however, that in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

4. No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

5. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in any Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6. This Letter Agreement shall terminate on the expiration of the Lock-Up [and the Extended Lock-Up].

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Very truly yours,

(Name of Securityholder – Please Print)

(Signature)

(Name of Signatory if Securityholder is an entity – Please Print)

(Title of Signatory if Securityholder is an entity – Please Print)

Address:

[Signature Page to Lock-Up Agreement]